EXHIBIT 6.27

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is entered into as of August 15, 2000, by and between Nurescell Inc., a Nevada corporation (the "Company"), and Nurescell AG, an entity formed under the laws of the Republic of Germany ("Nurescell AG"), with reference to the following facts and circumstances:

         A. Capitalized terms used and not otherwise defined herein shall have the same meaning as set forth in the License and Investment Agreement entered into concurrently herewith by and between the Company and Nurescell AG (the "Investment Agreement").

         B. Pursuant to the Call, the Company may in the future issue to Nurescell AG certain shares of the $.0001 par value common stock of the Company (the "Common Stock").

         C. In connection with the Investment Agreement, the Company desires to grant certain registration rights with respect to the shares of Common Stock obtainable upon the exercise of the Call.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows.


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below:

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "LOSSES" means all losses, claims, damages or liabilities and reasonable expenses related thereto.

         "CALL SHARES" means any shares of Common Stock obtainable upon the exercise of the Call. As used herein, "Call Shares" also includes any shares of equity securities of the Company or of a successor company that are issued with respect to or on account of the Call Shares, including without limitation shares distributed as stock dividends, shares issued under stock splits or other recapitalizations, and shares issued under mergers or other reorganizations.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.


                                    SECTION 2

                               DEMAND REGISTRATION
                               -------------------

         2.1 At any time within five (5) years following the first exercise of the Call, upon the written demand of Nurescell AG, the Company shall prepare and file a registration statement under the Securities Act covering an offering of such number of Call Shares as shall have been requested to be registered by Nurescell AG in such demand; provided, however, that (i) the Company shall be obligated to effect a registration pursuant to this Section 2.1 no more than four (4) times, and (ii) no demand shall be made within six (6) months following the date of the exercise of the Call.

         2.2 The Company shall proceed as expeditiously as possible after receipt of a demand pursuant to Section 2.1 hereof to file a registration statement and use its best efforts to cause such registration statement to become effective within one hundred twenty (120) days after the receipt of such written demand or, in the case of a demand made within sixty (60) days prior to the end of the Company's then fiscal year, within two hundred ten (210) days after the receipt of such written demand. The Company shall select any underwriter(s) to be engaged in connection with any such registration.

                                    SECTION 3

                             PIGGYBACK REGISTRATION
                             ----------------------

         3.1 If at any time within five (5) years following the first exercise of the Call, the Company proposes to register any offering of shares of its capital stock under the Securities Act, and if such registration is to be on a form of the Commission that may include, or is at any time amended or changed to such a form that may include the Call Shares, the Company will provide written notice to Nurescell AG of the Company's intention to register the offering at least thirty (30) days prior to the filing of said registration statement.

         3.2 Unless objected to by any underwriter(s) participating in the sale and distribution of the Company's securities covered by the registration statement referred to in Section 3.1 hereof, the Company's notice shall give Nurescell AG the opportunity to elect to include in the registration some or all of the Call Shares. Nurescell AG shall have thirty (30) days after receipt of the Company's notice to notify the Company in writing of the number of Call Shares (the "Elected Shares") which Nurescell AG elects to include in the offering. If the number of Elected Shares that Nurescell AG requests to include in such registration exceeds the number of Call Shares permitted by any underwriter, then Nurescell AG, and each other selling shareholder who also has piggyback registration rights and has elected to include shares of Common Stock in the registration, shall be entitled to include that number of shares of Common Stock that bears the same ratio to the number of shares permitted by the underwriter as the number of Elected Shares which Nurescell AG requests to include bears to the aggregate number of shares that Nurescell AG and any other selling shareholders request to include. The piggyback registration rights provided by this Section 3.2 with respect to the Call Shares shall not apply to offerings that are registered on Form S-4, Form S-8, or successor forms thereto for registering stock issued under business combinations or employee plans.

         3.3 The inclusion of Call Shares in registered offerings pursuant to this Section 3 shall be upon the condition that Nurescell AG sells its Elected Shares to any underwriter at the same price and on substantially the same terms and conditions as the Company.

         3.4 The Company shall give Nurescell AG the right to participate in each registration pursuant to this Section 3 without limitation as to the number of registrations.

         3.5 In the case of any public offering of securities of the Company pursuant to which Nurescell AG exercises registration rights under this Section 3, the Company shall designate any underwriters in connection therewith.


                                    SECTION 4

                           CONDITIONS TO PARTICIPATION
                           ---------------------------

         To include any Call Shares in a registration under Section 2 or Section 3 hereof, Nurescell AG shall:

         (a) cooperate with the Company in preparing the registration statement and execute such agreements in connection therewith as the Company or any underwriter may deem reasonably necessary;

         (b) promptly supply the Company with such information, documents, representations and warranties as the Company or any underwriter may deem reasonably necessary in connection with such registration; and

         (c) as requested by the Company or any underwriter, agree in writing not to sell or transfer any Common Stock not included in such registration for a period of fifteen (15) days prior to and one hundred eighty (180) days after the effective date of the registration without the underwriter's consent, but Nurescell AG shall not be required to make such agreement unless the other holders of Common Stock included in the offering covered by such registration shall similarly agree.

                                    SECTION 5

                               OPINION OF COUNSEL
                               ------------------

         The Company shall have no obligation under Section 2 or Section 3 hereof to register any Call Shares if the Company delivers to Nurescell AG an opinion of counsel reasonably satisfactory to Nurescell AG to the effect that the proposed sale or disposition of the Call Shares for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public transaction. The Company hereby agrees to indemnify Nurescell AG against, and to hold it harmless from, all Losses, including liability for rescission, that it may incur under the Securities Act or otherwise by reason of it proceeding in accordance with such opinion of counsel.


                                    SECTION 6

                             REGISTRATION PROCEDURES
                             -----------------------

         If and whenever the Company is obligated by the provisions of this Agreement to effect the registration of any offering of Call Shares under the Securities Act, as expeditiously as possible the Company will, or will use its best efforts to, as the case may be:

         (a) Prepare and file with the Commission a registration statement with respect to such Call Shares and cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to Nurescell AG and its counsel selected pursuant to Section 7.2 hereof copies of all such documents proposed to be filed, which documents will be subject to the review of Nurescell AG and its counsel and, in the event of a demand registration which is not accompanied by a registration of Common Stock for sale by the Company, the Company shall not file any registration statement or prospectus or any amendments or supplements thereto to which Nurescell AG or its counsel shall reasonably object on a timely basis.

         (b) Prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective until the earlier of the sale of all Call Shares covered thereby or the expiration of a period of two hundred seventy (270) days after its effective date, and comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by the registration statement; provided, however, that if maintaining the effectiveness of the registration statement would require the filing of a post-effective amendment including new financial statements (other than financial statements which the Company would be required to include in a current report on Form 10-Q or Form 10-QSB), the Company shall be obligated to use its best efforts to maintain the effectiveness of such registration statement for only six (6) months in the case of the first registration filed hereunder, and ninety (90) days in the case of any other registration filed hereunder. In the event that any Call Shares included in a registration statement subject to this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of the registration statement, the Company, if and when a further amendment or supplement would be required to comply with Section 10 of the Securities Act, may file a post-effective amendment to the registration statement for the purpose of removing such Call Shares from registered status.

         (c) Furnish to Nurescell AG as many copies of prospectuses, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and other related documents, as Nurescell AG may reasonably request.
         (d) Register or qualify the Call Shares covered by the registration statement under the securities or blue sky laws of such jurisdictions as Nurescell AG shall reasonably request, and do any acts that may be reasonably necessary or advisable to enable Nurescell AG to consummate the disposition in such jurisdictions of the Call Shares; provided, however, that the Company shall not be obligated, by reason thereof, to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

         (e) Furnish to Nurescell AG an opinion of counsel for the Company, which opinion shall be reasonably acceptable to Nurescell AG and its counsel selected pursuant to Section 7.2 hereof, to the effect that (i) a registration statement covering the offering of the Call Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (ii) a prospectus complying as to form with the requirements of the Securities Act is available for delivery, (iii) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated and (iv) the securities included in the offering covered by such registration statement have been registered or qualified, or exempted from such registration or qualification, under the securities or blue sky laws of each state in which the Company has been required to register or qualify such shares under Section 6(d) hereof. In giving such opinion, counsel for the Company shall be entitled to rely upon the opinion of counsel for any underwriter.

         (f) Notify Nurescell AG promptly after the Company shall receive notice that (i) any registration statement, supplement or amendment has become effective, (ii) any registration statement is required to be amended or supplemented or (iii) any stop order with respect thereto has been issued.

         (g) Enter into such agreements, including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, and take all other actions in connection therewith, including actions reasonably requested by any underwriter or Nurescell AG, in order to expedite or facilitate the disposition of the Call Shares. The Company's obligations pursuant to the preceding sentence can include without limitation, the Company: (i) making representations and warranties to the underwriters with respect to the business of the Company, the registration statement, the prospectus and the documents, if any, incorporated or deemed to be incorporated by reference in the registration statement, in each case in form, substance and scope as are customarily made by issuers to underwriters in underwritten secondary offerings and confirm such matters if and when requested; (ii) obtaining opinions of counsel to the Company and updates thereof, which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtaining "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the registration statement) addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (iv) agreeing in any underwriting agreement to the indemnification and contribution provisions and procedures of Sections 9 through 12 hereof (or such other less favorable provisions and procedures for the underwriters that is acceptable to the underwriters) with respect to all parties to be indemnified pursuant to said Sections; and (v) delivering such documents and certificates as may be requested by any underwriter to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 6(g), and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         (h) Make available for inspection, by any underwriter and any counsel or accountant retained by the underwriter, financial and other records, pertinent corporate documents and properties of the Company; and cause the officers, directors and employees of the Company to supply information reasonably requested by any underwriter, counsel or accountant in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless (i) disclosure of such records, information or documents is required by court or administrative order, (ii) disclosure of such records, information or documents, in the opinion of counsel to such person, is required by law, including without limitation pursuant to the requirements of the Securities Act or (iii) such records, information or documents are in the public domain or otherwise publicly available.

                                    SECTION 7

                 REGISTRATION EXPENSES; COUNSEL FOR NURESCELL AG
                 -----------------------------------------------

         7.1 The costs and expenses in connection with registrations and qualifications of Call Shares under Section 2 hereof shall be paid by Nurescell AG. The costs and expenses (other than underwriting discounts or commissions and such fees for counsel, printing, registration and other fees as state securities officials may require that Nurescell AG and other selling shareholders pay) of all registrations and qualifications of Call Shares under Section 3 hereof shall be paid by the Company, including without limitation all registration and filing fees, printing expenses, costs of special audits incident to or required by any registration, fees and disbursements of counsel for the Company and the fees and disbursements of one special counsel acting for Nurescell AG and selected pursuant to Section 7.2 hereof, except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than two hundred seventy (270) days after the date on which such registration statement becomes effective under the Securities Act because Nurescell AG has not effected the disposition of all Call Shares covered by such registration statement shall be borne pro rata by Nurescell AG and any other selling shareholders benefited thereby.

         7.2 Nurescell AG may select the counsel to act on its behalf in connection with a registration under this Agreement, provided that such counsel is reasonably acceptable to the Company.


                                    SECTION 8

                                    RULE 144
                                    --------

         The Company shall file the reports required under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as Nurescell AG may reasonably request, as required from time to time to enable Nurescell AG to sell the Call Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.


                                    SECTION 9

                         INDEMNIFICATION BY THE COMPANY
                         ------------------------------

         In the event of any registration under the Securities Act of any offering of Call Shares, the Company hereby agrees to indemnify and hold harmless Nurescell AG, its officers and directors, and each other person, if any, who controls Nurescell AG (within the meaning of the Securities Act) and each other person (including each underwriter, and each other person, if any, who controls such underwriter) who participates in the offering of such Call Shares against any Losses, joint or several, to which Nurescell AG or such controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Call Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Nurescell AG and each such controlling person or participating person for any legal or other expenses reasonably incurred by Nurescell AG or such controlling person or participating person in connection with investigating or defending any such Loss; provided, however, that, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Nurescell AG or such controlling or participating person, as the case may be, specifically for use in the preparation thereof. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of Nurescell AG.

                                   SECTION 10

                         INDEMNIFICATION BY NURESCELL AG
                         -------------------------------

         In the event of any registration under the Securities Act of any offering of Call Shares, Nurescell AG hereby agrees to indemnify and hold harmless the Company and each person who controls the Company within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any, who controls such underwriter, and each other selling shareholder, and each other person, if any, who controls such selling shareholder) who participates in the offering of such Call Shares, against any Losses, joint or several, to which the Company, other selling shareholder, or controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which an offering of such Call Shares was registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, other selling shareholders, and each such controlling person or participating person for any legal or other expenses reasonably incurred by the Company, other selling shareholders, or such controlling person or participating person in connection with investigating or defending any such Loss or proceeding; provided, however, that Nurescell AG will be liable in any such case to the extent, and only to the extent, that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Nurescell AG specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of Nurescell AG under this Section 10 shall be limited to an amount equal to the price of the Call Shares sold by Nurescell AG in connection with such registration unless such liability arises out of acts based on willful conduct of Nurescell AG.


                                   SECTION 11

                     CONDUCT OF INDEMNIFICATION PROCEEDINGS
                     --------------------------------------

         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party from which such indemnity is sought (the "indemnifying party") in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent.

                                   SECTION 12

                                  CONTRIBUTION
                                  ------------

         If the indemnification provided for in this Agreement is unavailable to an indemnified party under Section 9 or Section 10 hereof (other than by reason of exceptions provided in such Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 11 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 12, Nurescell AG shall not be required to contribute any amount in excess of the amount by which the total price at which the Call Shares sold by it exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                   SECTION 13

                                EQUITABLE RELIEF
                                ----------------

         The parties agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.


                                   SECTION 14

                                  MISCELLANEOUS
                                  -------------

         14.1 NOTICES. Any notices or other communication provided for herein shall be given in writing, and delivered personally, by courier, by facsimile, or by registered or certified mail postage prepaid, addressed, if to the Company, to Nurescell Inc., 1400 Bristol Street North, Suite 250, Newport Beach, California 92660; facsimile (949) 752-0091, and if to Nurescell AG, at the address or facsimile number indicated on the records of the Company, or to such other address or facsimile number as may be designated in writing by the Company or Nurescell AG. Except as otherwise provided in this Agreement, each such notice shall be deemed given when received by the person to whom the notice is addressed.

         14.2 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company to register Call Shares pursuant to Section 2 or Section 3 hereof, and the rights of Nurescell AG to include its Call Shares in registration statements pursuant to such Sections, shall terminate five (5) years following the date of the first exercise of the Call.

         14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Nurescell AG's rights under this Agreement shall not be assigned other than pursuant to a merger or similar business succession.

         14.4 WAIVER. No failure or delay on the part of the parties in exercising any right, power or privilege hereunder, nor any course of dealing among the parties shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any of the parties would otherwise have.

         14.5 FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents and take such other actions as the other party may reasonably request for purposes of carrying out the transactions contemplated by this Agreement.

         14.6 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

         14.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, without reference to principles of conflict of laws.

         14.8 ENTIRE AGREEMENT; MODIFICATION. This Agreement expresses the entire understanding of the parties as to its subject matter and supersedes any prior discussions, negotiations and agreements with respect to such subject matter. The terms of this Agreement may be amended or waived only in a writing that is approved by the Company and Nurescell AG.

         14.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         14.10 CAPTION HEADINGS; SINGULAR AND PLURAL; PERSONS. Caption headings are provided for convenience only and shall not affect the interpretation of this Agreement. As used herein references to the singular include the plural and the plural include the singular, except where the context requires otherwise. As used herein references to person includes individuals and entities.

         14.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         NURESCELL
                                         By:_________________________________
                                         Its:________________________________


                                   [SIGNATURES CONTINUED ON NEXT PAGE]

                                         NURESCELL AG
                                         By:_________________________________
                                         Its:________________________________